Exhibit 99.2

Mach Natural Resources LP Hedge Positions as of December 29, 2023

Open Hedge Contracts	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25
Gas Swaps
Vol (mmbtu)	2,393,000	2,248,000	10,653,000	10,158,000	4,860,000	4,680,000	4,510,000	4,360,000
Contract ($/mmbtu)	$3.10	$2.94	$2.96	$3.73	$4.34	$3.69	$3.92	$4.36

Oil Swaps
Vol (mbbl)	1,094	1,083	712	658	307	289	274	260
Contract ($/bbl)	$78.92	$74.10	$72.64	$73.16	$71.80	$71.80	$71.80	$71.80